UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 9, 2012
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, Gallipolis, Ohio	45631
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of shareholders (the “Annual Meeting”) on May 9, 2012 in Gallipolis, Ohio.  At the Annual Meeting, the shareholders voted on three proposals.  The proposals are described in detail in the Proxy Statement.

Proposal 1
Registrant’s shareholders elected one individual to the Board of Directors for a term expiring in 2014, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Lannes C. Williamson	2,832,505	36,020	509,177

Proposal 2
Registrant’s shareholders elected three individuals to the Board of Directors for a term expiring in 2015, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Anna P. Barnitz	2,843,347	25,178	509,177
Roger D. Williams	2,804,704	63,821	509,177
Thomas E. Wiseman	2,834,734	33,791	509,177

Proposal 3
Registrant’s shareholders ratified the selection of Crowe Horwath LLP as the Registrant’s independent registered public accounting firm for fiscal year 2012, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,303,606	3,547	20,367	50,182

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

OHIO VALLEY BANC CORP.
Date:	May 14, 2012	By:	/s/ Thomas E. Wiseman
		Name:	Thomas E. Wiseman
		Title:	President and Chief Executive Officer